 Exhibit 10.2

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of August 5, 2003 (the "Amendment"), by and between COMERICA BANK, successor by merger to Comerica Bank-California ("Bank") and TCI SOLUTIONS, INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 6, 2002, as amended from time to time (the "Loan Agreement"). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

    Section 1.1 of the Loan Agreement hereby is amended by adding or amending certain defined terms as follows:

    "Revolving Maturity Date" means January 31, 2004.

    Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Loan Agreement, as applicable. Except as amended, the Loan Agreement remains in full force and effect.
    Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date), and that no Event of Default has occurred and is continuing.
    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
      this Amendment, duly executed by Borrower;
      a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
      an amount equal to all Bank Expenses incurred to date in connection with the Loan Agreement, to the extent not previously received by Bank; and
      such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMERICA BANK

By:

Name:;

Title:

TCI SOLUTIONS, INC.

By:

Name:;

Title:

CORPORATE RESOLUTIONS TO BORROW
Borrower:TCI SOLUTIONS, INC.

I, the undersigned Secretary or Assistant Secretary of TCI SOLUTIONS, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Comerica Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement dated as of August 6, 2002 (the "Loan Agreement") and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of August 5, 2003 (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on August __, 2003 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

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